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EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT FIRM


                  We hereby consent to the inclusion in this annual report on Form 10-KSB under the caption "Experts", the reference to our report dated March 27, 2006 with respect to the Consolidated Financial Statements of AcuNetx, Inc. (formerly known as Eye Dynamics, Inc.) for the year ended December 31, 2005.

/s/ Spector & Wong, LLP
March 29, 2006
Pasadena, California